Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com
Lantheus Holdings, Inc. Reports 2018 Second Quarter Results
DEFINITY® worldwide revenues increase 14.9% year over year
NORTH BILLERICA, Mass., August 1, 2018 - Lantheus Holdings, Inc. (the “Company”) (NASDAQ: LNTH), parent company of Lantheus Medical Imaging, Inc. (“LMI”), a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products, today reported financial results for its second quarter ended June 30, 2018.
Management Comments
“We posted solid results in the second quarter, with revenue that was in line with expectations and Adjusted EBITDA that exceeded our guidance,” said Mary Anne Heino, President and CEO. “This year continues to be a period of strategic investment in our business as we follow our three-pronged strategy of growing our microbubble franchise, investing in our product pipeline, and pursuing external opportunities that fit our growth and profitability objectives.”
Ms. Heino continued, “Our flagship product DEFINITY is the cornerstone of our microbubble franchise and remains the leading echo contrast agent worldwide. It is also a strong growth business for us, with worldwide sales that grew 14.9% year on year. Amid increased interest in the use of microbubbles in therapeutic and additional diagnostic applications, our research and development efforts are focused on identifying new applications and enhancing current applications to deliver future growth opportunities.”
“Highlights from our busy second quarter include being granted a composition of matter patent for an alternative formulation for DEFINITY that will run through 2035. Also, we are on track to initiate our Phase 3 clinical program for a Left Ventricular Ejection Fraction, or LVEF, indication for DEFINITY by the end of this year. At the same time, our DEFINITY China program completed patient enrollment for its cardiac, kidney, liver and pharmacokinetic studies, and we expect the application to be submitted to the China FDA by the end of this year,” added Ms. Heino.
Supplier Update
As previously disclosed, one of the Company’s nuclear product suppliers, NTP, has been offline since early June, resulting in a temporary disruption in the supply of molybdenum-99, the medical isotope used in the Company’s TechneLite® generators. NTP is working with its regulatory authority to resume operations and in the meantime the Company is focused on mitigating the supply disruption through sourcing additional molybdenum-99 from its other suppliers.
Financial Highlights
The Company’s worldwide revenues for the second quarter of 2018 totaled $85.6 million, compared with $88.8 million for the second quarter of 2017, which included a $5.0 million up-front payment received from GE Healthcare. DEFINITY had worldwide revenues of $46.1 million for the second quarter, an increase of 14.9% from the year-ago period.
Net income for the second quarter of 2018 totaled $9.7 million, or $0.25 per diluted share, compared with $13.6 million, or $0.35 per diluted share, for the second quarter of 2017. The Company’s second quarter 2018 Adjusted EBITDA (as outlined in the GAAP to non-GAAP reconciliation provided below) was $23.7 million, or 27.6% of revenues, compared with $27.9 million, or 31.5% of revenues, for the second quarter of 2017.
Outlook
For the third quarter of 2018, the Company expects worldwide revenues in the range of $82 million to $86 million. The Company expects Adjusted EBITDA, as described in the GAAP to non-GAAP reconciliation provided later in this release, of $18 million to $21 million, representing 20.9% to 25.6% of anticipated worldwide revenues.
The Company maintains its guidance for full year 2018 worldwide revenues of approximately $337 million to $342 million, compared with $326.4 million in 2017 (which excludes the aforementioned $5.0 million payment from GE Healthcare). The Company also maintains its guidance for full year 2018 Adjusted EBITDA of $85 million to $90 million, representing 24.9% to 26.7% of anticipated worldwide revenues.

The Company’s guidance for worldwide revenues and Adjusted EBITDA are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from guidance. Forward-looking statements are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at http://www.lantheus.com/. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Conference Call and Webcast
As previously announced, the Company will host a conference call starting at 4:30 p.m. Eastern Time today. To access the live conference call via telephone, please dial 1-866-498-8390 (U.S. callers) or 1-678-509-7599 (international callers) and provide passcode 8685099. A live audio webcast of the call also will be available in the Investors section of the Company’s website at www.lantheus.com.
A replay of the audio webcast will be available in the Investors section of our website at www.lantheus.com approximately two hours after completion of the call and will be archived for 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc.
Lantheus Holdings, Inc. is the parent company of LMI, a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products. LMI provides a broad portfolio of products, including the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; and Xenon (Xenon Xe 133 Gas), an inhaled radiopharmaceutical imaging agent used to evaluate pulmonary function and for imaging the lungs. The Company is headquartered in North Billerica, Massachusetts with offices in Puerto Rico and Canada. For more information, visit www.lantheus.com.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as revenues excluding the impact of foreign currency; adjusted operating income; adjusted net income and its line components; Adjusted EBITDA; adjusted net income per share - diluted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures may exclude such items which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including statements about our 2018 outlook. Forward-looking statements may be identified by their use of terms such as anticipate, believe, confident, could, estimate, expect, intend, may, plan, predict, project, target, will and other similar terms. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward- looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q). This press release includes forward-looking non-GAAP guidance for 2018 Adjusted EBITDA. No reconciliation of this forward-looking non-GAAP guidance was included in this press release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information and the fact that some of the excluded information is not readily ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.
Contact
Meara Murphy
978-671-8508
Director, Investor Relations and Corporate Communications
Lantheus Holdings, Inc.
- Tables Follow -

Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues	$85,573	$88,837	$168,203	$170,196
Cost of goods sold	41,727	42,890	82,048	84,487
Gross profit	43,846	45,947	86,155	85,709
Operating expenses
Sales and marketing	12,130	11,603	22,770	21,817
General and administrative	11,575	11,203	24,118	23,473
Research and development	4,215	5,244	8,204	10,595
Total operating expenses	27,920	28,050	55,092	55,885
Operating income	15,926	17,897	31,063	29,824
Interest expense	4,298	4,285	8,348	9,705
Loss on extinguishment of debt	—	—	—	2,161
Other income	(336)	(552)	(1,256)	(1,129)
Income before income taxes	11,964	14,164	23,971	19,087
Income tax expense	2,219	569	6,015	1,354
Net income	$9,745	$13,595	$17,956	$17,733
Net income per common share:
Basic	$0.25	$0.37	$0.47	$0.48
Diluted	$0.25	$0.35	$0.45	$0.46
Weighted-average common shares outstanding:
Basic	38,233	37,235	38,060	37,063
Diluted	39,398	38,900	39,468	38,726

Lantheus Holdings, Inc.
Consolidated Segment Revenues Analysis
(in thousands – unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change %	2018	2017	Change %
United States
DEFINITY	$45,103	$39,211	15.0%	$88,609	$76,134	16.4%
TechneLite	19,343	23,220	(16.7)%	37,406	46,529	(19.6)%
Xenon	7,639	7,925	(3.6)%	15,566	15,983	(2.6)%
Other	2,001	7,744	(74.2)%	3,993	10,481	(61.9)%
Total United States	74,086	78,100	(5.1)%	145,574	149,127	(2.4)%
International
DEFINITY	995	917	8.5%	2,144	1,706	25.7%
TechneLite	4,135	3,498	18.2%	7,467	7,015	6.4%
Xenon	—	2	(100.0)%	—	4	(100.0)%
Other	6,357	6,320	0.6%	13,018	12,344	5.5%
Total International	11,487	10,737	7.0%	22,629	21,069	7.4%
Worldwide
DEFINITY	46,098	40,128	14.9%	90,753	77,840	16.6%
TechneLite	23,478	26,718	(12.1)%	44,873	53,544	(16.2)%
Xenon	7,639	7,927	(3.6)%	15,566	15,987	(2.6)%
Other	8,358	14,064	(40.6)%	17,011	22,825	(25.5)%
Total Revenues	$85,573	$88,837	(3.7)%	$168,203	$170,196	(1.2)%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating income	$15,926	$17,897	$31,063	$29,824
Campus consolidation costs including depreciation	587	2,441	1,070	4,982
Offering and other costs	—	351	—	529
Non-recurring refinancing related fees	—	26	—	1,721
Adjusted operating income	$16,513	$20,715	$32,133	$37,056
Adjusted operating income, as a percentage of revenues	19.3%	23.3%	19.1%	21.8%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$9,745	$13,595	$17,956	$17,733
Reconciling items impacting operating income:
Campus consolidation costs including depreciation	587	2,441	1,070	4,982
Offering and other costs	—	351	—	529
Non-recurring refinancing related fees	—	26	—	1,721
Reconciling items impacting non-operating expenses and income taxes:
Loss on debt extinguishment and retirement costs	—	—	—	2,161
Income tax effect of non-GAAP adjustments(a) (b)	(148)	(712)	(270)	(2,372)
Adjusted net income	$10,184	$15,701	$18,756	$24,754
Adjusted net income, as a percentage of revenues	11.9%	17.7%	11.2%	14.5%

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income per share - diluted	$0.25	$0.35	$0.45	$0.46
Reconciling items impacting operating income:
Campus consolidation costs including depreciation	0.01	0.06	0.03	0.13
Offering and other costs	—	0.01	—	0.01
Non-recurring refinancing related fees	—	—	—	0.04
Reconciling items impacting non-operating expenses and income taxes:
Loss on debt extinguishment and retirement costs	—	—	—	0.06
Tax effect of non-GAAP adjustments(a) (b)	—	(0.02)	—	(0.06)
Adjusted net income per share - diluted	$0.26	$0.40	$0.48	$0.64
Weighted-average common shares outstanding - diluted	39,398	38,900	39,468	38,726

(a)
The income tax effect of the adjustments between GAAP net income and non-GAAP adjusted net income takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.

(b)
During the fourth quarter of 2017, we released the valuation allowance previously recorded against our domestic net deferred tax assets. As a result, we included the tax effect of non-GAAP adjustments starting in the fourth quarter of 2017. Presentation of 2017 Adjusted Net Income has been modified to allow better go-forward comparability by including the tax effect of non-GAAP reconciling items.

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$9,745	$13,595	$17,956	$17,733
Interest expense, net	4,290	4,280	8,333	9,697
Income tax expense(a)	1,531	78	4,486	374
Depreciation	1,854	3,450	3,728	7,964
Amortization of intangible assets	1,639	1,661	3,361	3,307
EBITDA	19,059	23,064	37,864	39,075
Stock and incentive plan compensation	2,399	1,510	4,376	2,802
Asset write-off (b)	774	961	2,019	1,273
Severance and recruiting costs (c)	242	228	451	367
Offering and other costs (d)	—	351	—	529
Campus consolidation costs	587	666	1,070	693
Debt refinancing costs	—	26	—	1,721
Extinguishment of debt and debt retirement costs	—	—	—	2,161
New manufacturer costs (e)	599	1,141	967	1,977
Adjusted EBITDA	$23,660	$27,947	$46,747	$50,598
Adjusted EBITDA, as a percentage of revenues	27.6%	31.5%	27.8%	29.7%

(a)	Represents income tax expense, less tax indemnification income associated with BMS.

(b)	Represents non-cash losses incurred associated with inventory and other write-offs of long-lived assets.

(c)	The amounts consist of severance and recruitment costs related to employees, executives and directors.

(d)	Represents offering costs incurred on behalf of certain shareholders pursuant to a registration rights agreement and other non-recurring costs.

(e)	Represents internal and external costs associated with establishing new manufacturing sources for our commercial and clinical candidate products.

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$20,276	$20,567	$19,610	$26,091
Capital expenditures	(5,626)	(3,402)	(7,761)	(8,301)
Free cash flow	$14,650	$17,165	$11,849	$17,790

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	June 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$86,464	$76,290
Accounts receivable, net	44,192	40,259
Inventory	31,474	26,080
Other current assets	4,925	5,221
Total current assets	167,055	147,850
Property, plant & equipment, net	96,817	92,999
Intangibles, net	10,409	11,798
Goodwill	15,714	15,714
Deferred tax assets, net	82,039	87,010
Other long-term assets	29,769	28,487
Total assets	$401,803	$383,858
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt	$2,750	$2,750
Revolving line of credit	—	—
Accounts payable	15,313	17,464
Accrued expenses and other liabilities	25,186	26,536
Total current liabilities	43,249	46,750
Asset retirement obligations	10,992	10,412
Long-term debt, net	264,551	265,393
Other long-term liabilities	38,478	38,012
Total liabilities	357,270	360,567
Total stockholders’ equity	44,533	23,291
Total liabilities and stockholders’ equity	$401,803	$383,858
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